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                                                                 EXHIBIT 10.20


                        NATIONAL SECURITIES CORPORATION
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into this 22nd day of May, 1995, by and between NATIONAL SECURITIES CORPORATION, a Washington corporation (the "Company"), and STEVEN A. ROTHSTEIN, an individual ("Executive").

                                    RECITALS

         A. The Company desires to be assured of the association and services of Executive for the Company.

         B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Employment. The Company hereby employs Executive as Chairman, subject to the supervision and direction of the Company's Board of Directors.

         2. Term. The term of this Agreement shall be for a period of five (5) years commencing on the date hereof, unless terminated earlier pursuant to Section 7 below.

         3.      Compensation; Reimbursement.

         3.1 Base Salary. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of the greater of
(i) $24,000 per annum; or (ii) 3% of the Company's commissions or other revenues generated by certain brokers of the Company, or by the Company's participation in business transactions, all of which brokers and transactions shall be identified from time to time in Exhibit "A" appended hereto and made a part hereof (the "Base Salary").

         3.2. Additional Benefits. In addition to the Base Salary, Executive shall be entitled to all other benefits of employment now or hereafter provided to the other chairmen of the Company, its operating divisions or subsidiaries, including but not limited to family health insurance and on-premises parking.

         3.3 Continuing Obligations. All of the Company's compensation obligations under this paragraph 3 shall continue through the term of this Agreement. All such compensation obligations shall survive the merger, sale, acquisition or reorganization of the Company, and shall be binding upon any affiliate or successor of the Company.


         4.      Scope of Duties.

         4.1 Assignment of Duties. Executive shall have such duties as may be assigned to him or her from time to time by the Company's Board of Directors

EMPLOYMENT AGREEMENT PAGE 1

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commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

         4.2 Executive's Devotion of Time. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him or her and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or herself or to any other person or business entity. Executive shall be entitled to not less than five (5) weeks of paid vacation and not less than two (2) weeks of paid sick leave during each fiscal year of the Company.

         4.3 Conflicting Activities. For the term of this Agreement or until Executive's employment hereunder terminates, whichever occurs first, Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interest of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed thirty
(30) days, Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement.
Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

         5. Severance. So long as this Agreement is in effect, Executive shall at all times be entitled to severance benefits at least equal to those provided to other chairmen of the Company, its operating divisions or subsidiaries. Additionally, and except as would be inconsistent with paragraph 7.2, upon termination of Executive's employment, Executive or Executive's designees or heirs shall be entitled to all accrued but unpaid Base Salary as provided in paragraph 3 of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, for purposes of this paragraph 5, Base Salary shall be accrued to the date of termination of employment.

         6. Confidentiality of Trade Secrets and Other Materials. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process, technology or customer compilation or list used by the Company shall be considered a "trade secret" for the purposes of this Agreement. Notwithstanding the foregoing, the names and other information relating to the retail brokerage customers of Executive who have been assigned Executive's A/E number shall not be considered as "confidential information" for purposes of this Section 6 or any other provision of this Agreement.





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         7.      Termination.
         7.1     Bases for Termination.

         (a) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

         (b) Executive's employment hereunder shall automatically terminate on the last day of the month in which Executive dies. If Executive becomes permanently disabled and is unable to perform the essential duties defined in paragraph 4 hereof (the "Duties") with or without accommodation, then Executive's employment hereunder may be terminated. "Permanent disability" as used herein shall mean mental or physical disability or both, evidenced by:

                 (i) a consecutive six month period of time during which Executive is unable to perform the Duties with or without accomodation; and

                 (ii) medical documentation from Executive's attending physician or a duly licensed independent physician selected by the Company's Board of Directors, stating that Executive is physically and/or mentally disabled from performing the essential Duties with or without accomodation and that the disabling condition is permanent and will not substantially change or improve.

         (c) Executive may terminate his or her employment hereunder by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice.

         (d) Executive's employment may not be terminated by the Company against his or her will without a finding, by an impartial third person or panel, of fraud, theft or defalcation.





         8. Noncompete. Executive covenants and agrees that during the term of his employment hereunder and for a period of one (1) year thereafter (the "Noncompetition Period"), Executive shall not, directly or indirectly recruit, solicit or otherwise induce any officer or employee of the Company to discontinue such relationship with the Company. During the Noncompetition Period, Executive shall hold in confidence and shall not disclose to anyone, or use or otherwise exploit for his own benefit or the benefit of any person or entity, any confidential or proprietary information of the Company, including, without limitation, customer and vendor lists, financial statements and information, trade secrets or marketing arrangements and plans, unless directed to do so by order of any court; provided, however, that the terms of this paragraph 8 shall not restrict Executive with respect to any Company customer who has been assigned Executive's A/E number.

         9.      Miscellaneous.

         9.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written





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consent of the Company.  This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

         9.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there by any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         9.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Washington.

         9.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

         9.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and not party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.



         9.6 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         9.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall, at the option of either party hereto, be settled by arbitration before and pursuant to the Commercial Rules of the American Arbitration Association. Anything in the Commercial Rules to the contrary notwithstanding, the parties may conduct limited discovery of documents, propound not more than 35 written interrogatories, including subparts, and conduct not more than three depositions, all such discovery to be conducted in accordance with the Federal Rules of Civil Procedure applicable to discovery of this type and under the supervision of the arbitrator(s) who may expand, modify or revise the permitted discovery upon application of either party and for good cause shown. Such arbitration shall be binding on the parties and shall occur in King County, Washington, and judgment upon the arbitration award may be entered in any court of competent jurisdiction. This arbitration agreement shall not apply to any party seeking preliminary or temporary injunctive relief and either party may pursue such preliminary or temporary injunctive relief before any court of competent jurisdiction as is appropriate in the circumstances.

     9.8     Attorneys' Fees and Costs.  In the event of any dispute arising out





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of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         9.9 Wavier. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement, or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

         9.10 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.




         9.11 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         9.12 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

      If to the Company:                        National Securities Corporation
                                                1001 Fourth Avenue
                                                Suite 2200
                                                Seattle, Washington  98154
                                                Attn: Chief Executive Officer

      If to Executive:                          Steven A. Rothstein
                                                2737 Illinois Road
                                                Wilmette, Illinois  60091

      with copy to:                             Norman S. Lynn, Esq.
                                                Siegel, Lynn & Capitel, Ltd.
                                                60 Revere Drive
                                                Suite 800
                                                Chicago, Illinois  60062


Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving





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notice thereof in the manner provided above.

         9.13 Fees and Expenses. Fees and expenses incurred by Executive in connection with the negotiation and execution of this Agreement shall be paid by the Company.





         9.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 after the happening of the following events: (i) this Agreement is signed by Executive and the Company; and (ii) closing of the transactions contemplated by that certain Stock Purchase Agreement dated February 7, 1995 between the Company and certain purchasers. If any of these events have not occurred by May 23, 1995, this Agreement shall be deemed to have not become effective and shall thereafter be null and void and neither the Company nor Executive shall have any obligation or liability hereunder except for the obligation of the Company under paragraph 9.13 which shall survive this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.



         "Executive"                   NATIONAL SECURITIES CORPORATION



         _______________________       By:_______________________________
         Steven A. Rothstein                                 , President





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